                                                         Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                                  ------------
                               ARAMARK CORPORATION
            (Exact name of co-registrant as specified in its charter)
                                  ------------
              Delaware                                    23-2319139
       (State of incorporation)             (IRS Employee Identification Number)

           ARAMARK Tower
         1101 Market Street                                 19107
     Philadelphia, Pennsylvania                          (Zip Code)
(Address of principal executive offices)

                                 (215) 238-3000
             (Co-registrant's telephone number, including area code)

                             ARAMARK SERVICES, INC.
            (Exact name of co-registrant as specified in its charter)

             Delaware                                    95-2051630
     (State of incorporation)               (IRS Employer Identification Number)

               ARAMARK Tower                                19107
            1101 Market Street                            (Zip Code)
       Philadelphia, Pennsylvania
(Address of principal executive offices)

                                 (215) 238-3000
                (Issuer's telephone number, including area code)

                                Donald S. Morton
                            Associate General Counsel
                             ARAMARK Services, Inc.
                               1101 Market Street
                        Philadelphia, Pennsylvania 19107
                                 (215) 238-3240
(Name address, and telephone number, including area code, of agent for service)
                              --------------------
         Approximate date of commencement of sale to the public: From time to time after the effective date of this Registration Statement as determined by the Registrants on the basis of market conditions and other factors.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. | |

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, please check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.         | |............

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering.                                | |............

         If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box.                                      | |

                           ---------------------------

                                                 CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                                 Proposed            Proposed
                                                                                  maximum             maximum            Amount of
    Title of each class of securities to be               Amount to be        offering price         aggregate         registration
                  registered                               registered          per unit(2)        offering price(2)         fee
------------------------------------------------------------------------------------------------------------------------------------
 Senior Securities or Subordinated
 Securities ..........................................  $250,000,000 (1)         100% (3)       $250,000,000 (3)        $50,000
------------------------------------------------------------------------------------------------------------------------------------
 Guarantees - Evidencing
 Guarantees of Senior Securities                        $250,000,000                (4)                 (4)                None
====================================================================================================================================

  (1) Such amount shall be increased, if any series of Securities are issued at original issue discount, by an amount such that the net proceeds to be received by the co-registrants shall be equal to $250,000,000.
  (2)    Estimated solely for the purpose of calculating the registration fee.
  (3)    Exclusive of accrued interest, if any.
  (4) No additional consideration for the Guarantees will be paid by the purchaser of Senior Securities, and thus no fee is payable by reason of Rule 457(n).
                                   ----------
         Pursuant to Rule 429, the Prospectus which forms a part of this Registration Statement shall also relate to debt securities registered for issuance and sale pursuant to the Company's earlier Registration Statement on Form S-3 (File No. 33-52587).

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendement which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

================================================================================

                                 Debt Securities

                                       of

                               ARAMARK Corporation

                                       or

                             ARAMARK Services, Inc.

                                 ---------------

         ARAMARK Corporation ("ARAMARK") may offer from time to time subordinated debt securities (the "Subordinated Securities") and ARAMARK Services, Inc. ("Services") may offer from time to time its debt securities (the "Guaranteed Securities," and collectively with the Subordinated Securities, the "Securities") with an aggregate principal amount or, if Securities are issued at original issue discount, such higher principal amount as may be sold for an initial public offering price of up to $400,000,000. The issuer, the specific title, the aggregate principal amount, the purchase price, the maturity, the rate and time of payment of any interest, any redemption provisions, any other specific terms of the Securities, and the agents and dealers or underwriters in connection with the sale of the Securities in respect of which this Prospectus is being delivered are set forth in the accompanying supplement to this Prospectus (the "Prospectus Supplement").

         The Guaranteed Securities when issued will rank on a parity with all other unsecured and unsubordinated indebtedness of Services and will be entitled to the Guarantee of ARAMARK, which Guarantee will rank on a parity with all unsecured and unsubordinated indebtedness of ARAMARK. The Subordinated Securities are unsecured and subordinated to all present and future Senior Indebtedness of ARAMARK and will rank on a parity with ARAMARK's outstanding subordinated indebtedness. See "Description of Securities and Guarantee."

         ARAMARK or Services may sell the Securities to or through underwriters, and also may sell the Securities directly to other purchasers or through agents. The accompanying Prospectus Supplement sets forth the names of any underwriters or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered, the principal amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents.

                                 ---------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                                 ---------------



                 The date of this Prospectus is December   , 1995.

                              AVAILABLE INFORMATION

         ARAMARK is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning ARAMARK can be inspected and copied at the Commission's office at 450 Fifth Street, N.W., Washington, D.C., and the Commission's Regional Offices in New York (7 World Trade Center, New York, New York) and Chicago (Northwest Atrium Center, 500 W. Madison, Suite 1400, Chicago, Illinois), and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports and other information concerning ARAMARK may be inspected at the offices of the Philadelphia Stock Exchange, 1900 Market Street, Philadelphia, Pennsylvania. This Prospectus does not contain all of the information set forth in the Registration Statement which ARAMARK and Services have filed with the Commission under the Securities Act of 1933 and to which reference is hereby made.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         ARAMARK and Services hereby incorporate by reference in this Prospectus the following documents:

            (a) ARAMARK's Annual Report on Form 10-K for the year ended September 30, 1994, filed pursuant to Section 13 of the Exchange Act; and

            (b) ARAMARK's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 30, 1994, March 31, 1995 and June 30, 1995 filed pursuant to Section 13 of the Exchange Act.

         All documents filed by ARAMARK or Services subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Any person receiving a copy of this Prospectus may obtain without charge, upon request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents. Written or telephone requests should be directed to Donald S. Morton, ARAMARK, 1101 Market Street, Philadelphia, Pennsylvania 19107 or (215) 238-3240 or to ARAMARK c/o Registration Department.


                               ARAMARK CORPORATION

         ARAMARK, through Services and its other subsidiaries, is engaged in providing or managing services, including food, leisure and support services, uniform services, health and education services and distributive services. ARAMARK provides most of its services in the United States. ARAMARK also conducts operations, primarily management of food services, in Belgium, Canada, the Czech Republic, Germany, Hungary, Japan, Korea, Mexico, Spain and the United Kingdom. See "Business."

         Services provides the majority of the food services provided by ARAMARK's operations to businesses, government, educational and health care institutions. Through subsidiaries, Services also conducts the majority of ARAMARK's operations outside the United States.

         ARAMARK's management shareholders (approximately 1,000 individuals) and their permitted transferees own approximately 51% of the outstanding common stock on a common stock equivalent basis (representing approximately 91.2% of the voting power) and ARAMARK's employee benefit plans own an additional approximately 22% of the outstanding common stock on a common stock equivalent basis.

         ARAMARK and Services, each a Delaware corporation, have their principal executive offices at ARAMARK Tower, 1101 Market Street, Philadelphia, Pennsylvania 19107, and their telephone number is (215) 238-3000. Unless the context otherwise requires, references to ARAMARK include ARAMARK and its subsidiaries and references to Services include Services and its subsidiaries.

                                 USE OF PROCEEDS

         Unless otherwise indicated in the applicable Prospectus Supplement, the proceeds of the offering of Securities will be used by ARAMARK or Services to repay borrowings under the Credit Agreement. See "The Credit Agreement."

                              THE CREDIT AGREEMENT

         ARAMARK, through its wholly-owned subsidiary Services, has a $1.0 billion revolving credit facility with a group of banks (the "Credit Agreement"). Interest under the Credit Agreement is based on the Prime Rate plus a spread of 0% to 5/8% (as of April 1, 1995 - 0%), London Inter-Bank Offered Rate (LIBOR) plus a spread of 1/8% to 1-1/8% (as of April 1, 1995 - 1/2%) or the Certificate of Deposit Rate plus a spread of 1/4% to 1-1/4% (as of April 1, 1995
- 5/8%), at the option of Services. The spread is based on certain financial ratios and borrowing levels as defined. Services also pays a fee of 1/4 of 1% on the entire credit facility. Morgan Guaranty Trust Company of New York, an affiliate of J.P. Morgan Securities Inc., is a co-agent under the Credit Agreement.

         Commitment Reductions. The outstanding commitments of $1.0 billion under the Credit Agreement are subject to quarterly reductions of $15.6 million starting in December 1995 which increase annually thereafter. The final maturity for the Credit Agreement is October 2001. In addition, certain asset sales and other transactions would result in commitment reductions.

         Covenants; Events of Default. The Credit Agreement contains restrictive covenants which provide, among other things, limitations on (i) the incurrence of debt, (ii) the creation of mortgages or security interests, (iii) dispositions of material assets, (iv) the payment of dividends on, or redemption of, certain classes of capital stock of ARAMARK and Services, and (v) certain significant changes of control of ARAMARK. Under the Credit Agreement, ARAMARK is required to maintain certain specified minimum ratios of cash flow to fixed charges and to total borrowings and certain minimum levels of net worth.

         The Credit Agreement contains various event of default provisions, including default in payment of principal or interest, material misrepresentations in the Credit Agreement, default in compliance with the other terms of the Credit Agreement or the related Guarantees, bankruptcy, default on other indebtedness, failure to satisfy or stay certain judgments or orders entered against ARAMARK or any of its subsidiaries, failure to pay when due certain amounts with respect to certain employee benefit plans, and other events with respect to such plans.

         Guarantees. Borrowings under the Credit Agreement are Guaranteed by all of ARAMARK's and Services' wholly-owned domestic subsidiaries and by ARAMARK.

                     DESCRIPTION OF SECURITIES AND GUARANTEE

         Subordinated Securities may be issued from time to time in one or more series under an Indenture (the "Subordinated Indenture") between ARAMARK and The Bank of New York, as Trustee (the "Subordinated Trustee"). The Guaranteed Securities may be issued from time to time in one or more series under an Indenture (the "Guaranteed Indenture") among ARAMARK, Services and The Bank of New York, as Trustee (the "Guaranteed Trustee"). The Subordinated Indenture and the Guaranteed Indenture are sometimes referred to collectively as the "lndentures," and the Subordinated Trustee and the Guaranteed Trustee are sometimes referred to collectively as the "Trustee." The statements under this caption are brief summaries of certain provisions contained in the lndentures, do not purport to be complete and are qualified in their entirety by reference to the lndentures, including the definitions therein of certain terms, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part.

General

         Each Indenture provides for the issuance of debt securities in one or more series, and does not limit the principal amount of debt securities which may be issued thereunder.

         Reference is made to the Prospectus Supplement for the following terms of the Securities being offered hereby: (1) the title of the Securities; (2) whether the Securities are Subordinated Securities or Guaranteed Securities; (3) the aggregate principal amount of the Securities; (4) the date on which the principal of the Securities is payable; (5) the rate or rates or the method for determining such rate or rates, if any, at which the Securities will bear interest; (6) the times at which any such interest will be payable; (7) any provisions relating to optional or mandatory redemption of the Securities; (8) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Securities are authorized to be issued; (9) the place or places at which ARAMARK or Services will make payments of principal (and premium, if any) and interest, if any; (10) the person to whom any Security of such series will be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest; (11) any additional covenants (or modifications to covenants set forth herein); (12) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity; (13) the Offer to Purchase Price, the Applicable Average Life, the Applicable Stated Maturity and the Acquisition Average Life applicable to the Securities of any series; and (14) any other specific terms of the Securities, which terms shall not be inconsistent with such lndentures.

         One or more series of the Securities may be issued as Original Issue Discount Securities. An "Original Issue Discount Security" is a Security, including any zero-coupon Security, which is issued at a price lower than the amount payable at the Stated Maturity thereof or which provides that upon redemption or acceleration of the Maturity thereof an amount less than the amount payable upon the Stated Maturity thereof and determined in accordance with the terms thereof shall become due and payable.

Form, Exchange, Registration and Transfer

         Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by ARAMARK or Services, as the case may be, for such purpose with respect to any series of Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the relevant Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. ARAMARK and Services have appointed the Trustee as Security Registrar with respect to the Securities.

         In the event of any redemption in part, ARAMARK or Services, as the case may be, shall not be required to (i) issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities of like tenor and of the series of which such Security is a part, and ending at the close of business on the date of such mailing and (ii) register the transfer of or exchange any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

Payment and Paying Agent

         Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and premium (if any) on any Security will be made only against surrender to the Paying Agent of such Security. Unless otherwise indicated in an applicable Prospectus Supplement, principal of and any premium, if any, and interest on Securities will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as ARAMARK or Services, as the case may be, may designate from time to time, except that at the option of ARAMARK or Services, as the case may be, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register with respect to such Securities. Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on a Security on any Interest Payment Date will be made to the person in whose name such Security (or a Predecessor Security) is registered at the close of business on the Regular Record Date for such interest. Unless otherwise indicated in an applicable Prospectus Supplement, the corporate trust office of The Bank of New York in The City of New York will be designated ARAMARK's and Services' sole Paying Agent for payments with respect to Securities of each series.

         All moneys paid by ARAMARK or Services to a Paying Agent for the payment of the principal of and premium, if any, or interest on any Security of any series which remain unclaimed at the end of two years after such principal, premium, if any, or interest shall have become due and payable will be repaid to ARAMARK and Services, as the case may be, and the holder of such Security will thereafter look only to ARAMARK or Services, as the case may be, for payment thereof.

Certain Covenants Applicable to Subordinated Securities and Guaranteed
Securities

         Unless otherwise indicated in the applicable Prospectus Supplement, the following covenants are applicable to Subordinated Securities and Guaranteed Securities.

         Mergers, Consolidations and Certain Sales and Purchases of Assets. ARAMARK (i) shall not consolidate with or merge with or into any Person who is not a Subsidiary or permit any Person who is not a Subsidiary to consolidate with or merge with or into ARAMARK or any Subsidiary; (ii) shall not directly or indirectly transfer, convey, sell, lease or otherwise dispose of all or substantially all of its assets as an entirety; and (iii) shall not, and shall not permit any Subsidiary to, acquire Capital Stock of any other Person who is not a Subsidiary such that such Person becomes a Subsidiary or directly or indirectly purchase, lease or otherwise acquire all or substantially all of the assets of any Person as an entirety or any existing business (whether existing as a separate entity, subsidiary, division, unit or otherwise) of any Person, unless (with respect to this clause (iii)) either (X) the amount of consideration (including any Indebtedness assumed by or which becomes an obligation of ARAMARK or such Subsidiary in connection therewith and the fair market value of property other than cash, as determined in good faith by the Board of Directors) paid for such Capital Stock or assets of any Person is less than or equal to 1% of Consolidated Tangible Assets as of the most recently available quarterly or annual consolidated balance sheet of ARAMARK or (Y) the amount of consideration (including any Indebtedness assumed by or which becomes an obligation of ARAMARK or such Subsidiary in connection therewith and the fair market value of property other than cash, as determined in good faith by the Board of Directors) paid for such Capital Stock or assets plus the aggregate amount of consideration (including any Indebtedness assumed by or which becomes an obligation of ARAMARK or such Subsidiary in connection therewith and the fair market value of property other than cash, as determined in good faith by the Board of Directors) paid by ARAMARK or its Subsidiaries for other such acquisitions (excluding acquisitions referred to in clause (X) and excluding acquisitions permitted below and excluding any acquisitions in respect of which ARAMARK makes an Offer to Purchase in accordance with the provisions of the following paragraph) consummated during the prior 12 months does not exceed 10% of the Consolidated Tangible Assets of ARAMARK as of the most recently available quarterly or annual consolidated balance sheet of ARAMARK. Notwithstanding the above, any such transaction described above may occur if: (1) in the case ARAMARK or Services shall consolidate with or merge with or into another Person or shall directly or indirectly transfer, convey, sell, lease or otherwise dispose of all or substantially all of its assets as an entirety, the successor company shall be a domestic corporation, partnership, or trust and shall expressly assume the obligations of ARAMARK or Services, as the case may be, under the Indenture; (2) immediately before and after giving effect to such transaction and treating any Indebtedness which becomes an obligation of ARAMARK or a Subsidiary as a result of such transaction as having been incurred by ARAMARK or such Subsidiary at the time of the transaction, no default shall have happened and be continuing; and (3) immediately after giving effect to such transaction or, if applicable, the portion of such transaction that exceeds the amount of consideration otherwise permitted under clause (iii) above, the Consolidated Cash Flow Ratio of ARAMARK or, if applicable, a successor company for the immediately preceding four full fiscal quarters, for which quarterly or annual consolidated financial statements of ARAMARK are available on a pro forma basis, as if such transaction had taken place at the beginning of such four full fiscal quarters, is equal to or greater than 2.0 to 1 or such other ratios specified in the applicable Prospectus Supplement.

         No default in the performance, or breach, of the Mergers, Consolidations and Certain Sales and Purchases of Assets covenant shall be deemed to have occurred so as to result in an Event of Default with respect to the Securities of any series by reason of any merger, consolidation, divestiture, sale, disposition or acquisition described above, unless and until ARAMARK fails to make an Offer to Purchase within five Business Days of any such merger, consolidation, divestiture, sale, disposition or acquisition at a price equal to the Offer to Purchase Price. (Section 801 of the Subordinated Indenture and Section 801 of the Guaranteed Indenture)

         Provision of Financial Statements. For so long as ARAMARK is subject to the Exchange Act, ARAMARK shall file with the Commission the annual reports, quarterly reports and other documents (the "Documents") on or prior to the respective dates (the "Required Filing Dates") such Documents are required to be so filed under the Exchange Act. If ARAMARK is not required to file Documents under the Exchange Act, ARAMARK shall prepare quarterly and annual financial statements including any notes thereto in accordance with generally accepted accounting principles (and with respect to any annual financial statement, obtain an auditors' report by a firm of established national reputation), and a quarterly and annual "Management's Discussion and Analysis of Financial Condition and Results of Operations," prepared substantially in accordance with the requirements of the Exchange Act or any successor provision thereto (collectively with the quarterly and annual financial statements, the "Alternative Documents"). ARAMARK shall (X) within 30 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders, and (ii) file with the Trustee copies of the Documents or the Alternative Documents and (Y) if filing such Documents by ARAMARK with the Commission is not required under the Exchange Act, promptly upon written request supply copies of Alternative Documents to any legitimate prospective Holder. (Section 1008 of the Subordinated Indenture and Section 1009 of the Guaranteed Indenture)

         Limitation on Restricted Payments. As long as the Securities of any series are outstanding ARAMARK (i) shall not, directly or indirectly, declare or pay any dividend or make any distribution in cash or property, in respect of any class of its Capital Stock, or to the holders of any class of its Capital Stock (including pursuant to a merger or consolidation of ARAMARK, but excluding any dividends or distributions payable solely in shares of its Capital Stock or in options, warrants or other rights to acquire its Capital Stock), (ii) shall not, and shall not permit any Subsidiary to, directly or indirectly, purchase, redeem or otherwise acquire or retire for value (a) any Capital Stock of ARAMARK or (b) any options, warrants or right to purchase or acquire shares of Capital Stock of ARAMARK, (iii) shall not after the date of the Indentures make, or permit any Subsidiary to make, any loan, advance, capital contribution to or investment in, or payment on a Guarantee of any obligation of, any Affiliate, other than ARAMARK, a Subsidiary or an Affiliate that becomes a Subsidiary by reason of any such payment and (iv) shall not, and shall not permit any Subsidiary to, directly or indirectly, declare or pay any dividend or make any distribution in cash or property, in respect of any Minority Interest hereinafter created (excluding any dividends or distributions payable solely in shares of Capital Stock of such Subsidiary or in options, warrants or other right to acquire such Capital Stock) (except as further excluded below, the transactions described in clauses (i) through (iv), only to the extent they exceed in the aggregate in any fiscal year 3% of Consolidated Tangible Assets as of the most recently available annual consolidated balance sheet of ARAMARK, are referred to herein as "Restricted Payments"), if at the time thereof: (1) a default, or an event that with the lapse of time or the giving of notice, or both, would constitute a default, shall have occurred and is continuing, or (2) such transaction constitutes a Restricted Payment and upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments from May 15, 1989 exceeds the sum of: (a) 50% of cumulative Consolidated Net Income (or, in the case cumulative Consolidated Net Income shall be negative, minus 100% of such deficit) for the period from September 30, 1988 to the end of the most recently available quarterly or annual consolidated income statements of ARAMARK; provided, however, that the net income (loss) of any Person acquired by ARAMARK in a pooling-of-interests transaction for any period prior to the date of such transaction shall not be included in the calculation of cumulative Consolidated Net Income; and (b) 100% of the aggregate net proceeds, including the fair value of property other than cash, from the issuance of Capital Stock of ARAMARK (and, in the event ARAMARK merges or consolidates with another Person in a transaction in which the outstanding common stock of ARAMARK prior to the transaction is canceled, the Consolidated Net Worth of such other Person but not less than zero) and warrants, rights or options on Capital Stock and the principal amount of Indebtedness of ARAMARK that has been converted into Capital Stock of ARAMARK after the date of the original issuance of securities of such series.

         Restricted Payments shall not include the following: (i) the payment of any dividend within 60 days after declaration thereof if at the declaration date such payment would have complied with the foregoing provisions; (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of ARAMARK's Series Preferred Stock and dividends paid in respect thereof; or
(iii) payments in redemption of Capital Stock or options to purchase Capital Stock but only to the extent that the cash payments (for either direct cash payments or for cash principal payments on notes issued in connection with any such redemption of Capital Stock or options), in respect of such Capital Stock shall not exceed in any fiscal year 1% of Consolidated Tangible Assets as of the most recently available quarterly or annual consolidated balance sheet of ARAMARK.

         No default in the performance, or breach, of this covenant shall be deemed to have occurred so as to result in an Event of Default with respect to the Securities of such series by reason of any Restricted Payment, (A) if the Consolidated Cash Flow Ratio for the immediately preceding four full fiscal quarters for which quarterly or annual consolidated financial statements of ARAMARK are available, on a pro forma basis, as if such Restricted Payment (or portion thereof) made after the end of such four full fiscal quarters had been made at the beginning of such four full fiscal quarters is equal to or greater than 2.0 to 1 or such other ratios specified in the applicable Prospectus Supplement; or (B) unless and until ARAMARK fails to make an Offer to Purchase the Securities within five Business Days of such Restricted Payment at a price equal to the Offer to Purchase Price. (Section 1009 of the Subordinated Indenture and Section 1010 of the Guaranteed Indenture)

         Limitation on Certain Security Interests. The Indentures provide that ARAMARK may not create, incur or permit to exist any security interest in shares of Capital Stock of Services (except those security interests arising with respect to Indebtedness of Services), without making effective provision whereby the Securities will be secured equally and ratably with (or prior to) such security interest; provided, however, that the foregoing shall not apply with respect to a security interest arising with respect to indebtedness of any Subsidiary. Compliance by ARAMARK with the foregoing may be waived by the holders of not less than a majority of the principal amount of Securities of each series at the time outstanding. The limitation on certain security interests would automatically terminate in the event of a merger or consolidation of ARAMARK and Services or the sale of substantially all of the assets of Services or ARAMARK to the other. (Section 1006 of the Subordinated Indenture and Section 1007 of the Guaranteed Indenture) See "The Credit Agreement."

Redemption

         If the Securities of a series provide for mandatory redemption by ARAMARK or Services, as the case may be, or redemption at the election of ARAMARK or Services, as the case may be, unless otherwise provided in the applicable Prospectus Supplement, such redemption shall be on not less than 30 nor more than 60 days' notice and, in the event of redemption in part, the Securities to be redeemed will be selected by the Trustee in such usual manner as it shall deem fair and appropriate. Notice of such redemption will be mailed to holders of Securities of such series to their last addresses as they appear on the register of the Securities of such series.

Defeasance

         The Prospectus Supplement will state if any defeasance provision will apply to the Securities of the Series offered thereby.

         The Indentures provide, if such provision is made applicable to the Securities of any series pursuant to Section 301 of the Indentures, that ARAMARK or Services, as the case may be, may elect either (A) to defease and be discharged from any and all obligations with respect to such Securities (except for the obligations to register the transfer or exchange of such Securities, to replace temporary or mutilated, destroyed, lost or stolen Securities, to maintain an office or agency in respect of the Securities and to hold moneys for payment in trust) ("defeasance") or (B) to be released from its obligations with respect to such Securities under Section 501(6) and 1007 through 1010 of the Guaranteed Indenture or Sections 1006 through 1010 of the Subordinated Indenture (being the cross-default provision described in clause (vi) under "Events of Default" and the restrictions described under "Certain Covenants Applicable to Subordinated Securities and Guaranteed Securities" and, in the case of Subordinated Securities, "Terms Applicable to the Subordinated Securities -- Certain Additional Covenants Applicable to Subordinated Securities" ("covenant defeasance")), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor. Such a trust may be established only if, among other things, ARAMARK or Services, as the case may be, has delivered to the Trustee an opinion of counsel (as specified in the Indentures) to the effect that the Holders of such Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion, in the case of defeasance under clause (A) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the Indentures. The Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance with respect to the Securities of a particular series. (Article Thirteen of the Guaranteed Indenture and Article Fourteen of the Subordinated Indenture)

Solely Corporate Obligations

         No recourse for payment of principal of or interest on any Security or for any claim based on any Security or the lndentures shall be had against the Trustee, the Paying Agent, the Security Registrar or any director, officer or stockholder of ARAMARK or Services.

Governing Law

         The Indentures and the Securities will be governed by, and construed in accordance with, the laws of the State of New York.

TERMS APPLICABLE TO THE SUBORDINATED SECURITIES

Modification of the Subordinated Indenture

         The Subordinated Indenture contains provisions permitting ARAMARK and the Trustee, with the consent of holders of not less than 66 2/3% in principal amount of the debt securities which are affected by the modification, to modify the Subordinated Indenture or any supplemental indenture or the rights of the holders of the debt securities issued under such Indenture; provided that no such modification may, without the consent of the holder of each outstanding debt security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest, if any, on, any Security,
(b) reduce the principal amount of, or premium or rate of interest, if any, on, any Security, (c) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the maturity thereof, (d) change the place or currency of payment of principal of, or premium or interest, if any, on, any Security, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Security, (f) reduce the percentage in principal amount of Outstanding Securities of any series, the consent of whose holders is required for modification or amendment of the Subordinated Indenture or for waiver of compliance with certain provisions of the Subordinated Indenture or for waiver of certain defaults, or (g) modify any of the provisions enumerated under "Terms Applicable to the Subordinated Securities Modification of the Subordinated Indenture," except to increase any such percentage or to provide that certain other provisions of the Subordinated Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby. (Section 902 of the Subordinated Indenture)

Subordination

         The indebtedness evidenced by the Subordinated Securities (including principal and interest) will be subordinated in right of payment to all present and future Senior Indebtedness. (Section 1301 of the Subordinated Indenture) "Senior Indebtedness" is defined in the Subordinated Indenture to mean "principal of, premium, if any, and interest on: (1) all indebtedness incurred or Guaranteed by ARAMARK, either before or after the date hereof, which is evidenced by an instrument of indebtedness or reflected on the accounting records of ARAMARK as a payable (excluding ARAMARK's 8 1/2% Subordinated Notes Due 2003, 10% Subordinated Notes Due 2000, 10% Subordinated Debentures Due 2000, 13% Subordinated Debentures Due 1997 and 12 1/2% Subordinated Convertible Installment Notes due 2000, all of which shall rank pari passu with the Subordinated Securities, and any other debt which by the terms of the instrument creating or evidencing the same is not superior in right of payment to the Subordinated Securities) including, without limitation, as Senior Indebtedness
(a) any amount payable with respect to any lease, conditional sale or installment sale agreement or other financing instrument or agreement which in accordance with generally accepted accounting principles is, at the date hereof or at the time the lease, conditional sale or installment sale agreement or other financing instrument or agreement is entered into, or assumed or Guaranteed by, directly or indirectly, ARAMARK, required to be reflected as a liability on the face of the balance sheet of ARAMARK and (b) any amounts payable in respect to any interest rate exchange agreement, currency exchange agreement or similar agreement and (c) any subordinated indebtedness of a corporation merged with or into or acquired by ARAMARK and (2) any renewals or extensions or refunding of any such Senior Indebtedness or evidences of indebtedness issued in exchange for such Senior Indebtedness." (Section 101 of the Subordinated Indenture)

         The Subordinated Indenture provides that, in the event of dissolution, winding up, liquidation or reorganization of ARAMARK, all Senior Indebtedness must be paid in full, or provision made for such payment, before any payment or distribution is made upon principal of or interest on Subordinated Securities. (Section 1302 of the Subordinated Indenture) By reason of such subordination, in the event of liquidation or insolvency, creditors of ARAMARK who are holders of Senior Indebtedness, which, as indicated above, would include trade creditors and other general creditors of ARAMARK, may recover more, ratably, than the holders of the Subordinated Securities. In addition, such subordination will prevent ARAMARK from making any payment with respect to the Subordinated Securities in the event and during the continuation of any default with respect to Senior Indebtedness that would permit or automatically effect acceleration of the maturity thereof, or if a payment with respect to the Subordinated Securities would result in any such event of default with respect to Senior Indebtedness, or if any payment with respect to Senior Indebtedness is then due and payable. (Section 1305 of the Subordinated Indenture) The Subordinated Indenture does not limit the aggregate amount of Senior Indebtedness which may be issued. See "Certain Additional Covenants Applicable to Subordinated Securities" for certain other restrictions.

Events of Default

         An "Event of Default" with respect to Subordinated Securities of any series is defined in the Subordinated Indenture to mean, among other things: (i) failure to pay principal of (and premium, if any, on) any Subordinated Security of such series when due, including by reason of an Offer to Purchase that has been mailed; (ii) failure to pay interest on any Subordinated Security of such series when due and continuance of such failure for 30 days; (iii) failure by ARAMARK to comply with the provisions described under "Certain Covenants Applicable to Subordinated Securities and Guaranteed Securities -- Mergers, Consolidations and Certain Sales and Purchases of Assets" and "-- Limitation on Restricted Payments;" (iv) failure to make any sinking fund payment, if any, applicable to the Securities of such series; (v) failure by ARAMARK to perform any other covenant in the Subordinated Indenture and continuance of such failure for 60 days after notice given to ARAMARK by the Trustee or to ARAMARK and the Trustee by the Holders of at least 25% in principal amount of the Subordinated Securities of such series at the time outstanding; (vi) a default under any indebtedness for money borrowed by ARAMARK or any Subsidiary in excess of $10,000,000, if such indebtedness is not discharged, or such acceleration is not annulled, within 10 days after notice given to ARAMARK by the Trustee or to ARAMARK and the Trustee by the Holders of at least 25% in principal amount of the Subordinated Securities of such series; and (vii) certain events of bankruptcy, insolvency or reorganization of ARAMARK or any Significant Subsidiary. (Section 501 of the Subordinated Indenture)

         ARAMARK is required to furnish to the Trustee within 120 days after the end of each fiscal year a statement of certain officers of ARAMARK as to whether such officers have obtained knowledge of any default under the Subordinated Indenture during such fiscal year. (Section 1004 of the Subordinated Indenture)

         The Trustee or the Holders of 25% in principal amount of the outstanding Subordinated Securities of any series may declare to be due and payable immediately, by a notice in writing to ARAMARK (and to the Trustee if given by Holders of Subordinated Securities), upon the happening of any Event of Default with respect to the Subordinated Securities of such series, all unpaid principal on the Subordinated Securities of such series outstanding at that time. (Section 502 of the Subordinated Indenture) Upon any such declaration, all such unpaid principal will become immediately due and payable on all outstanding Subordinated Securities of any series. (Section 502 of the Subordinated Indenture) The Holders of not less than a majority in principal amount of the outstanding Subordinated Securities of any series are authorized to waive any past default and its consequences, except a default in the payment of principal of (and premium, if any, on) or interest on any Subordinated Security, or a default with respect to a covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Subordinated Security of any series affected. (Section 513 of the Subordinated Indenture) Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request or direction of any of the Holders of Subordinated Securities of any series unless such Holders have offered to the Trustee reasonable indemnity. (Section 603(e) of the Subordinated Indenture) Subject to all provisions of the Subordinated Indenture and applicable law, the Holders of a majority in principal amount of the Subordinated Securities of any series outstanding at that time have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (Section 512 of the Subordinated Indenture)

Certain Additional Covenants Applicable to Subordinated Securities

         Unless otherwise indicated in the applicable Prospectus Supplement, the following covenant, in addition to the covenants set forth under "Certain Covenants Applicable to Subordinated Securities and Guaranteed Securities," shall be applicable to the Subordinated Securities of any series.

         Limitation on Layered Indebtedness and Subsidiary Preferred Stock. ARAMARK shall not (i) permit any Restricted Subsidiary to Incur any Indebtedness that would rank subordinate in right of payment to any other Indebtedness of such Restricted Subsidiary or to issue any Preferred Stock or (ii) incur any Indebtedness or, if ARAMARK and Services merge with or consolidate into each other and such Successor Company becomes the primary obligor with respect to any significant portion of the then existing consolidated indebtedness owing to a bank or syndicate of banks, Incur any indebtedness which is subordinate in right of payment to any other indebtedness for borrowed money of such Successor Company, unless, in either case, such indebtedness is Pari Passu Debt or is subordinate in right of payment to the Subordinated Securities of any series. The foregoing limitation shall not apply to (A) distinctions between categories of Indebtedness which exist by reason of any liens arising or created in respect of some but not all Indebtedness or (B) any intercreditor agreements (to which ARAMARK is not a party) among different classes of creditors of ARAMARK.

         Notwithstanding the foregoing, ARAMARK (i) may Incur any subordinated Indebtedness in connection with the funding of a payment in redemption of Capital Stock as is permitted under the provisions described under "Certain Covenants Applicable to Subordinated Securities and Guaranteed Securities -- Limitation on Restricted Payments" above; (ii) may Guarantee any Indebtedness of any Subsidiary; (iii) may Incur any Indebtedness owed by ARAMARK to any Subsidiary (provided that such Indebtedness is at all times held by the Subsidiary of ARAMARK); provided, however, that for purposes of this covenant, upon either (x) the transfer or other disposition by such Subsidiary of any Indebtedness so permitted to a Person other than ARAMARK or another Subsidiary of ARAMARK or (y) the issuance (other than directors' qualifying shares), sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of such Subsidiary to a Person other than ARAMARK or another such wholly-owned Subsidiary such that the Subsidiary is no longer a Subsidiary, the provisions of the clause (iii) shall no longer be applicable to such indebtedness and such indebtedness shall be deemed to have been Incurred at the time of such transfer or other disposition; (iv) may, and may permit any Restricted Subsidiary to, Incur any Indebtedness of a Person through the acquisition of such Person, subject to the Mergers, Consolidations and Certain Sales and Purchases of Assets covenant, so long as such Indebtedness was incurred by such Person prior to the time (A) such Person became a Subsidiary,
(B) such Person merges with or consolidates with or into a Subsidiary or (C) another Subsidiary merges with or into such Person (in a transaction in which such Person becomes a Subsidiary), and such Indebtedness was not Incurred in anticipation of such acquisition and was outstanding prior to such acquisition;
(v) may, and may permit any Restricted Subsidiary to, Incur subordinated Indebtedness in principal amount and issue Preferred Stock having a liquidation value which in aggregate does not exceed 2% of Consolidated Tangible Assets as of the most recently available quarterly or annual consolidated balance sheet outstanding; and (vi) may Incur any Indebtedness in contemplation of a refunding or refinancing of any existing Pari Passu Debt; provided, however, that such new Indebtedness (A) is Pari Passu Debt or is subordinate in right of payment to the Subordinated Securities, and (B) does not exceed the principal amount of Indebtedness so refunded or refinanced. (Section 1010 of the Subordinated Indenture)

TERMS APPLICABLE TO THE GUARANTEED SECURITIES

Modification of the Guaranteed Indenture

         The Guaranteed Indenture contains provisions permitting Services, ARAMARK and the Guaranteed Trustee, with the consent of Holders of not less than 66 2/3% in principal amount of the Guaranteed Securities which are affected by the modification, to modify the Guaranteed Indenture or any supplemental indenture or the rights of the holders of the debt securities issued under such Indenture; provided that no such modification may, without the consent of the holder of each outstanding debt security affected thereby, (a) change the stated maturity date of the principal of, or any installment of principal of or interest, if any, on, any Guaranteed Security, (b) reduce the principal amount of, or premium or rate of interest, if any, on, any Security, (c) reduce the amount of principal of an original issue discount Guaranteed Security payable upon acceleration of the maturity thereof, (d) change the place or currency of payment of principal of, or premium or interest, if any, on, any Guaranteed Security, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Guaranteed Security, (f) reduce the percentage in principal amount of Outstanding Guaranteed Securities of any series the consent of whose holders is required for modification or amendment of the Guaranteed Indenture or for waiver of compliance with certain provisions of the Guaranteed Indenture or for waiver of certain defaults, or (g) modify any of the provisions enumerated under "Terms Applicable to the Guaranteed Securities --Modification of the Guaranteed Indenture" except to increase any such percentage or to provide that certain other provisions of the Guaranteed Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby. (Section 902 of the Guaranteed Indenture)

Events of Default

         An "Event of Default" with respect to any series of Guaranteed Securities is defined in the Guaranteed Indenture to mean, among other things:
(i) failure to pay principal of (and premium, if any, on) any Guaranteed Security of such series when due, including by reason of the Offer to Purchase that has been mailed; (ii) failure to pay interest on any Guaranteed Security of such series when due and continuance of such failure for 30 days; (iii) failure by ARAMARK or Services to comply with the provisions described under "Certain Covenants Applicable to Subordinated Securities and Guaranteed Securities -- Mergers, Consolidations and Certain Sales and Purchases of Assets" and "Certain Covenants Applicable to Subordinated Securities and Guaranteed Securities -- Limitation on Restricted Payments;" (iv) failure to make any sinking fund payment applicable to the Guaranteed Securities of such series; (v) failure by

ARAMARK or Services to perform any other covenant in the Guaranteed Indenture and continuance of such failure for 60 days after notice given to ARAMARK and Services by the Trustee or to Services and the Trustee by the Holders of at least 25% in principal amount of the Guaranteed Securities of such series at the time outstanding; (vi) a default under any indebtedness for money borrowed by Services, ARAMARK or any Subsidiary of ARAMARK in excess of $10,000,000, if such indebtedness is not discharged, or such acceleration is not annulled, within 10 days after notice given to Services by the Trustee or to Services and the Trustee by the Holders of at least 25% in principal amount of the Guaranteed Security of such series; and (vii) certain events of bankruptcy, insolvency or reorganization of ARAMARK, Services or any Significant Subsidiary. (Section 501 of the Guaranteed Indenture)

         ARAMARK and Services are required to furnish to the Trustee within 120 days after the end of each fiscal year a statement of certain officers of ARAMARK and Services as to whether such officers have obtained knowledge of any default under the Indenture during such fiscal year. (Section 1004 and Section 1005 of the Guaranteed Indenture)

         The Trustee or the Holders of 25% in principal amount of the outstanding Guaranteed Securities of each series may declare to be due and payable immediately, by a notice in writing to Services (and to the Guaranteed Trustee if given by Holders), upon the happening of any Event of Default with respect to the Guaranteed Securities of such series, all unpaid principal on the Guaranteed Securities of such series outstanding at that time. (Section 50 2 of the Guaranteed Indenture) Upon any such declaration, all such unpaid principal will become immediately due and payable on all outstanding Guaranteed Securities of such series. (Section 502 of the Guaranteed Indenture) The Holders of not less than a majority in principal amount of the outstanding Guaranteed Securities of such series are authorized to waive any past default and its consequences, except a default in the payment of principal of (and premium, if any, on) or interest on any Guaranteed Security, or a default with respect to a covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Guaranteed Security affected. (Section 513 of the Guaranteed Indenture) Subject to the provisions of the Guaranteed Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Guaranteed Indenture at the request or direction of any of the Holders of the Guaranteed Securities of such series unless such Holders have offered to the Trustee reasonable indemnity. (Section 603 of the Guaranteed Indenture) Subject to all provisions of the Guaranteed Indenture and applicable law, the Holders of a majority in principal amount of the Guaranteed Securities of such series outstanding at that time have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (Section 512 of the Guaranteed Indenture)

Guarantee

         ARAMARK will Guarantee the punctual payment of the principal of, premium, if any, and interest on the Guaranteed Securities, when and as the same shall be due and payable. The Guarantee is absolute and unconditional, irrespective of any circumstance that might otherwise constitute a legal or equitable discharge of a surety or guarantor. To evidence the Guarantee, a Guarantee, executed by ARAMARK will be endorsed on each Guaranteed Security.

CERTAIN DEFINITIONS

         "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Affiliate shall include, for purposes of the provisions described under "Certain Covenants Applicable to Subordinated Securities and Guaranteed Securities -- Limitation on Restricted Payments," without limitation, any Person owning (a) 5% or more of ARAMARK's outstanding Common Stock, or (b) 5% or more of ARAMARK's Voting Stock.

         "Consolidated Cash Flow Available for Fixed Charges" means with respect to ARAMARK and its Subsidiaries for any period Consolidated Net Income for such period plus the aggregate amounts deducted in determining Consolidated Net Income for such period in respect of (i) income taxes, (ii) Consolidated Interest Expense, (iii) depreciation, amortization and other similar non-cash charges and (iv) minority interest as determined in accordance with generally accepted accounting principles.

         "Consolidated Cash Flow Ratio" means with respect to ARAMARK and its Subsidiaries for any period the ratio of (i) Consolidated Cash Flow Available for Fixed Charges for the period for which such calculation is made to (ii) Consolidated Interest Expense for such period; provided, that in making such computation, the Consolidated Interest Expense shall be reduced by the interest expense attributable to any Indebtedness not outstanding at the end of the period.

         "Consolidated Interest Expense" means for any period the aggregate interest expense (net of interest income) of ARAMARK and its Subsidiaries for such period including, without limitation (i) the portion of any obligation in respect of any Capital Lease Obligation allocable to interest expense in accordance with generally accepted accounting principles and (ii) the portion of any debt discount that shall be amortized in such period.

         "Consolidated Net Income" means for any period the consolidated net income (or loss) of ARAMARK and its Subsidiaries determined in accordance with generally accepted accounting principles, excluding any unusual items of gain or loss.

         "Consolidated Net Worth" of a Person other than ARAMARK means the consolidated shareholders' equity of such Person and its subsidiaries, as determined on a consolidated basis in accordance with generally accepted accounting principles.

         "Consolidated Tangible Assets" of ARAMARK and its Subsidiaries means total assets of ARAMARK and its Subsidiaries less goodwill, all determined in accordance with generally accepted accounting principles.

         "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, assume, Guarantee, incur or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to generally accepted accounting principles, of any such Indebtedness or other obligation on the consolidated balance sheet of any such Person (and "lncurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness.

         "Indebtedness" shall mean (without duplication), with respect to any Person, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses, (iii) every obligation of such Person issued or assumed as the deferred purchase price of property (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue by more than 90 days or which are being contested in good faith), (iv) all Capital Lease Obligations of such Person and (v) every obligation of the type referred to in clauses (i) through (iv) of another Person and all dividends of another Person for the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise.

         "Minority Interests" means Capital Stock of a Restricted Subsidiary not owned by ARAMARK or another Subsidiary.

         "Offer to Purchase" means with respect to any series of Securities, a written notice (referred to as the "Notice") delivered to the Trustee and given by ARAMARK or Services, as the case may be, via first-class mail, postage prepaid, to each Holder of Securities of such series at his address appearing in the Security Register, stating that the Holder may elect to have his Securities purchased by ARAMARK or Services, as the case may be, either in whole or in part in integral multiples of $1,000 of principal amount, at the applicable purchase price. The Notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such Notice (referred to as the "Purchase Date"). The Notice shall contain all instructions and materials necessary to enable such Holder to tender Securities of such series pursuant to an Offer to Purchase. The Notice, which shall govern the terms of an Offer to Purchase, shall state:

            (1) the Section of the lndenture under which the Offer to Purchase is being made;

            (2) that the Offer to Purchase is for any and all Securities of such series, the applicable purchase price and the Purchase Date;

            (3) the name and address of the Paying Agent and that Securities of such series called for purchase must be surrendered to the Paying Agent to collect the purchase price;

            (4) that interest on any Security of such series not tendered or tendered but not purchased by ARAMARK or Services, as the case may be, will continue to accrue;

            (5) that any Security of such series accepted for payment pursuant to an Offer to Purchase shall cease to accrue interest after the Purchase Date;

            (6) that each Holder of Securities of such series electing to have a Security of such series purchased pursuant to an Offer to Purchase will be required to surrender such Security to the Paying Agent at the address specified in the Notice prior to the close of business on the Purchase Date; and

            (7) that Holders of Securities of such series will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security of such series the Holder delivered for purchase, the certificate number of the Security the Holder delivered and a statement that such Holder is withdrawing his election to have the Securities purchased.

         "Offer to Purchase Price" with respect to the Securities of any series means the price or prices specified in the applicable Prospectus Supplement as the price or prices at which an Offer to Purchase will be made in accordance with the covenants described under "Certain Covenants Applicable to Subordinated Securities and Guaranteed Securities -- Mergers, Consolidations and Certain Sales and Purchases of Assets" and "-- Limitation on Restricted Payments."

         "Pari Passu Debt" means any Indebtedness of ARAMARK for money borrowed whether outstanding at the date hereof or incurred thereafter, that ranks pari passu with the Subordinated Securities.

         "Restricted Subsidiary" means any domestic corporation of which more than 80 percent of the outstanding Voting Stock shall, at the time as of which any determination is being made, be owned by ARAMARK either directly or through subsidiaries.

         "Significant Subsidiary" means each and any Subsidiary which (i) accounted for more than 5% of the consolidated revenues of ARAMARK and its Subsidiaries for the fiscal year ended on the date of the most recently available audited consolidated balance sheet; (ii) accounted for more than 5% of the Consolidated Net Income of ARAMARK and its Subsidiaries for the fiscal year ended on the date of the most recently available audited consolidated balance sheet; or (iii) was the owner of more than 5% of the consolidated assets of ARAMARK and its Subsidiaries as of the date of the most recently available audited consolidated balance sheet.

         "Voting Stock" means, with respect to any Person, Capital Stock (however designated) having general voting power for the election of a majority of the members of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency). (Section 101 of the Subordinated Indenture and Section 101 of the Guaranteed Indenture)

                      VALIDITY OF SECURITIES AND GUARANTEE

         The validity of the Securities and Guarantee will be passed upon for ARAMARK and Services by Martin W. Spector, Executive Vice President, Secretary and General Counsel of ARAMARK and for the underwriters by Sullivan & Cromwell, New York, New York. Mr. Spector owns 744,236 shares of Class B Common Stock of ARAMARK.

                                     EXPERTS

         The audited consolidated financial statements and schedules of ARAMARK Corporation and subsidiaries included in ARAMARK's Annual Report on Form 10-K for the year ended September 30, 1994 incorporated herein by reference have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their reports also incorporated herein by reference. In their reports, that firm states that with respect to amounts included for Versa Services Ltd. (ARAMARK's Canadian subsidiary), its opinion is based on the reports of other auditors, namely Ernst & Young, Chartered Accountants, whose reports are also incorporated herein by reference. The financial statements and schedules referred to above have been incorporated herein in reliance upon the reports of said firms and upon the authority of said firms as experts in accounting and auditing. Subsequent audited financial statements of ARAMARK and the reports thereon of ARAMARK's independent public accountants, to the extent incorporated herein by reference, have been so incorporated in reliance upon the reports of those accountants and upon the authority of those accountants as experts in accounting and auditing to the extent such accountants have audited those financial statements and consented to the use in this Prospectus of their reports thereon.

                              PLAN OF DISTRIBUTION

         ARAMARK or Services may sell the Securities to or through underwriters, and also may sell the Securities directly to other purchasers or through agents.

         The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

         In connection with the sale of the Securities, underwriters may receive compensation from ARAMARK or Services or from purchasers of the Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters, and any discounts or commissions received by them from ARAMARK or Services and any profit on the resale of the Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933 (the "Act"). Any such underwriter or agent will be identified, and any such compensation received from ARAMARK or Services will be described, in the Prospectus Supplement.

         Under agreements which may be entered into by ARAMARK or Services, underwriters and agents who participate in the distribution of the Securities may be entitled to indemnification by ARAMARK and Services against certain liabilities, including liabilities under the Act.

         If so indicated in the Prospectus Supplement, ARAMARK and Services will authorize underwriters or other persons acting as ARAMARK's and Services' agents to solicit offers by certain institutions to purchase the Securities from ARAMARK or Services pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by ARAMARK and Services. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         The estimated expenses in connection with the issuance and distribution of the securities being registered are:

      Registration Fee......................................      $ 50,000
      Fees and Expenses of Accountants......................        20,000*
      Fees and Expenses of Counsel..........................        10,000*
      Rating Agency Fees....................................       110,000*
      Trustee's Fees........................................        10,000*
      Blue Sky Fees and Expenses............................        35,000*
      Printing and Expenses.................................        45,000*
      Miscellaneous.........................................        30,000*
                                                                  ---------
             Total                                                $210,000*
                                                                  =========
      *    Estimated

Item 15. Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of Delaware authorizes the indemnification of directors and officers of Delaware corporations under specified circumstances.

         Article Nine of the Restated Certificate of Incorporation and Article VII of the Bylaws of the registrant provide for the indemnification of directors, officers, employees and agents against expenses actually and reasonably incurred in connection with certain stated proceedings and under certain stated conditions.

         Directors and officers of ARAMARK are insured for losses resulting from civil claims against them in their capacities as such.

Item 16. Exhibits.

         (1)(a) Form of Underwriting Agreement relating to Subordinated Securities. *

         (1)(b) Form of Underwriting Agreement relating to the Guaranteed Securities. *

         (4)(a) Form of Subordinated Indenture, between ARAMARK Corporation and The Bank of New York relating to the Subordinated Securities. *

         (4)(b) Form of Guaranteed Indenture among ARAMARK Corporation, ARAMARK Services, Inc. and The Bank of New York relating to the Guaranteed Securities. *

         (5)           Opinion of Counsel.

         (12) Computation of Consolidated Ratios of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to ARAMARK's Annual Report on Form 10-K for the year ended September 30, 1994.)

         (23.1)        Consents of Arthur Anderson LLP, Independent Public
                       Accountants

         (23.2)        Consent of Ernst & Young, Chartered Accountants.

         (23.3)        Consent of Counsel (included in Exhibit (5)).

         (24)          Powers of Attorney.

         (25) Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939.


* Incorporated by reference to Registration Statement on Form S-3, File No. 33-41357.

Item 17. Undertakings.

         The undersigned Registrants hereby undertake:

                  (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i) To include any prospectus required by Section
                    10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events
                    arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

                         (iii) To include any material information with respect
                    to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if (A) the Registration Statement is on Form S-3 or S-8 and (B) the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants' annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions referred to in the first and second paragraphs of Item 15 of this Registration Statement, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification by the Registrants against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia and Commonwealth of Pennsylvania, on November 14, 1995.

                              ARAMARK CORPORATION

                              By: Martin W. Spector
                                  ------------------------------------
                                  Martin W. Spector
                                  Executive Vice President and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 14, 1995.

Signature                         Title
---------                         -----

Joseph Neubauer                   Chairman and President and Director
-------------------------------   (Principal Executive Officer)
Joseph Neubauer

James E. Ksansnak                 Executive Vice President
-------------------------------   (Principal Financial Officer)
James E. Ksansnak

Alan J. Griffith                  Vice President & Controller and
-------------------------------   Chief Accounting Officer
Alan J. Griffith                  (Principal Accounting Officer)

Robert J. Callander
Alan K. Campbell
Ronald R. Davenport
Philip L. Defliese
Lee F. Driscoll, Jr.              Directors
Mitchell S. Fromstein
Thomas H. Kean
Edward G. Jordan
Reynold C. MacDonald
James E. Preston

Martin W. Spector
---------------------------------------
Martin W. Spector
Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia and the Commonwealth of Pennsylvania, on November , 1995.

                                         ARAMARK SERVICES, INC.


                                         By: Martin W. Spector
                                             ----------------------------------
                                             Martin W. Spector
                                             Vice President and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November , 1995.

Signature                              Title
---------                              -----

Joseph Neubauer                        President and Director
-------------------------------        (Chief Executive Officer)
Joseph Neubauer

James E. Ksansnak                      Vice President
-------------------------------        (Principal Financial Officer)
James E. Ksansnak

Alan J. Griffith                       Assistant Treasurer
-------------------------------        (Chief Accounting Officer)
Alan J. Griffith

Martin W. Spector                      Director
-------------------------------
Martin W. Spector

                                  EXHIBIT INDEX

(1)(a)   Form of Underwriting Agreement relating to Subordinated Securities.*

(1)(b)   Form of Underwriting Agreement relating to the Guaranteed Securities.*

(4)(a) Form of Subordinated Indenture, between ARAMARK Corporation and The Bank of New York relating to the Subordinated Securities.*

(4)(b) Form of Guaranteed Indenture among ARAMARK Corporation, ARAMARK Services, Inc. and The Bank of New York relating to the Guaranteed Securities.*

(5)      Opinion of Counsel.

(12) Computation of Consolidated Ratios of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to ARAMARK's Annual Report on Form 10-K for the year ended September 30, 1994).

(23.1)   Consents of Arthur Anderson LLP, Independent Public Accountants

(23.2)   Consent of Ernst & Young Chartered Accountants.

(23.3)   Consent of Counsel (included in Exhibit (5)).

(24)     Powers of Attorney

(25)     Form T-1 Statement of Eligibility under the Trust Indenture Act of
         1939.


* Incorporated by reference to Registration Statement on Form S-3, File No. 33-41357.